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                                                                    EXHIBIT 10.1

                             RESTRUCTURING AGREEMENT

THIS RESTRUCTURING AGREEMENT (this "Agreement") is entered into as of the 25th day of September 2003, by and among the following parties:

STERLING CONSTRUCTION COMPANY, INC. (f/k/a Oakhurst Company, Inc.) a Delaware corporation ("SCC;")

STERLING HOUSTON HOLDINGS, INC., (f/k/a Sterling Construction Company, Inc.) a Delaware corporation ("SHH;")

THE STOCKHOLDERS OF SHH whose names appear on the signature pages of this Agreement under the heading and hereby defined as the "Selling Stockholders;"

HARE & CO. A/C BANK OF NEW YORK ("Hare;")

THE HOLDERS OF CERTAIN PROMISSORY NOTES originally issued by SCC or an affiliate of SCC to James R. Manning whose names appear on the signature pages of this Agreement under the heading and hereby defined as the "Manning Noteholders;"

MAARTEN D. HEMSLEY ("Mr. Hemsley;") and

ROBERT M. DAVIES ("Mr. Davies.")

The Manning Noteholders, Mr. Hemsley and Mr. Davies are sometimes referred to herein collectively as the "Other Noteholders."

                                   BACKGROUND

Pursuant to that certain Securities Purchase Agreement dated as of July 13, 2001 between SCC, SHH and certain funds holding shares of SHH, SCC issued a promissory note to North Atlantic Small Companies Investment Trust Plc in the aggregate amount of principal and interest due at maturity of four million sixty thousand dollars ($4,060,000.00) that was subsequently assigned to Hare.

Pursuant to that certain Transaction Agreement entered into in July 2001 between SCC, SHH and the Selling Stockholders, SCC among other things purchased from the Selling Stockholders certain shares of SHH common stock and issued certain promissory notes to the Selling Stockholders. The promissory notes held by Hare and the Selling Stockholders are identical except as to amount and holder and each is hereinafter referred to as a "Zero Coupon Note."

Pursuant to the Transaction Agreement, SCC also granted to the Selling Stockholders the right to sell (put) their remaining shares of SHH common stock to SCC at any time after the third anniversary of the closing of the Transaction Agreement and prior to the fourth anniversary thereof (the "Put") at a price of one hundred five dollars and twenty-six cents ($105.26) per share (the "Exercise Price.")

If the Put is exercised, SCC is required within ninety (90) days to pay to each of the Selling Stockholders the Exercise Price and any applicable Earnout Payment in immediately available funds. In the event of its inability to do so, SCC is required to issue a secured note in lieu thereof. In addition, according to their terms, all of the Zero Coupon Notes become due and payable on the date SCC is required to pay the Exercise Price to the Selling Stockholders.

Depending on the date the Put is exercised, the cash requirement resulting from the exercise of the Put could be approximately $19.5 million.

SCC and the Selling Stockholders now wish to amend the Transaction Agreement, but only to the extent necessary to enable SCC to pay the Exercise Price and the Earnout Payment with a combination of cash and securities.

SCC, the Selling Stockholders and Hare now wish to amend the Zero Coupon Notes to provide for their payment with a combination of cash and securities.

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In addition, SCC and the Other Noteholders wish to amend and restate in their entirety (a) two promissory notes originally issued by SCC to James R. Manning and currently held by the Manning Noteholders (the "Manning Notes;") (b) a promissory note issued by SCC to Mr. Hemsley (the "Hemsley Note;") and two promissory notes issued to Mr. Davies, (in one of which Mr. Hemsley has a participation interest) one by SCC and the other by a wholly owned subsidiary of SCC and transferred by merger to SCC. The Manning Notes, the Hemsley Note and the Davies Notes are sometimes referred to collectively as the "Other Notes."

Capitalized terms used but not defined herein shall have the meanings given to them in the Transaction Agreement.

1. CONSIDERATION. Accordingly, the parties are entering into this Agreement for and in consideration of the foregoing recitals, the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

2. EXERCISE PRICE. The Selling Stockholders hereby agree to amend Section 1.2(a) and Section 1.2(c) of the Transaction Agreement to read as set forth in Exhibit A so that in lieu of the payment in cash by SCC of the Exercise Price, SCC shall have the option of paying the Exercise Price by means of the following (the "Alternate Exercise Price Payment Method:")

     2.1 Cash in the aggregate amount of $2,415,525, subject to Section 7, below;

     2.2 Five-year amortizing subordinated promissory notes bearing interest payable quarterly in arrears at the annual rate of 12%, repayable in twenty (20) quarterly installments of principal and interest, the first of which shall be due three full calendar months following the date of issuance, such note to be in the form set forth herein and attached hereto as Exhibit B (each a "Five-Year Note") in the aggregate original principal amount of $6,353,913; and

     2.3 A five-year subordinated cash availability note repayable in a single payment on its maturity date that accrues 14% interest, compounded annually, and that is subject to the mandatory prepayment of interest and principal upon the achievement by SCC of defined cash flow targets, such notes to be in the form set forth herein and attached hereto as Exhibit C (each a "Cash Availability Note") in the aggregate principal amount of $3,230,562; provided however, that SCC shall have sixty (60) days after the Put Election Date in which to negotiate with the Selling Stockholders the issuance of shares of SCC common stock in lieu of the issuance of some or all of the Cash Availability Notes.

     The allocation of the foregoing cash, Five-Year Notes and Cash Availability Notes (and any shares of SCC common stock issued in lieu of the latter) among the Selling Stockholders shall be in accordance with such arrangement as they may unanimously agree upon. The acceptance by a Selling Stockholder of cash, a Five-Year Note, a Cash Availability Note and/or shares of SCC common stock in payment of the Exercise Price to which he is entitled shall be conclusive evidence of such Selling Stockholder's acceptance of such allocation for all purposes. Failing unanimous agreement on the manner of allocation, SCC shall issue the cash, notes and any shares in the ratio that the number of each Selling Stockholder's shares of SHH put to SCC bears to the aggregate amount of all such shares.

3.   EARNOUT PAYMENT.

     3.1 Each of the Selling Stockholders agrees that payment of the Earnout Payment (if any shall become due) may be made by SCC by the issuance to the Selling Stockholders of Cash Availability Notes with principal and interest payable at maturity in the aggregate amount equal to the amount of the Earnout Pool Amount (the "Alternate Earnout Payment Method;") provided however, that SCC shall have sixty (60) days after the Put Election Date in which to negotiate with the Selling Stockholders the issuance of shares of SCC common stock in lieu of the issuance of some or all of such Cash Availability Notes.

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     3.2  The allocation of the foregoing Cash Availability Notes among the
          Selling Stockholders shall be in accordance with such arrangement as they may unanimously agree upon. The acceptance by a Selling Stockholder of a Cash Availability Note or shares of SCC common stock or both in payment of the portion of the Earnout Payment to which he is entitled shall be conclusive evidence of such Selling Stockholder's acceptance of such allocation for all purposes. Failing unanimous agreement on the manner of allocation, SCC shall issue the Cash Availability Notes and/or SCC shares in the ratio that each Selling Stockholder's share of the Earnout Payment bears to the total Earnout Payment.

4. THE SELLING STOCKHOLDERS' ZERO COUPON NOTES. Each of the Selling Stockholders agrees to amend the paragraphs of his Zero Coupon Notes that precede the first numbered paragraph thereof to read as set forth in Exhibit D-1 in order to provide that on the Maturity Date (as defined in the Zero Coupon Note) SCC shall have the option of making payment of the amount then due by paying and issuing to the holders of the Zero Coupon Notes the following (collectively the "Alternate Zero Coupon Pay-Off Method:")

     4.1  Cash in the aggregate amount of $724,859, subject to Section 7, below;

     4.2 Five-Year Notes in the aggregate original principal amount of $1,906,703; and

     4.3 Cash Availability Notes with principal and interest payable at maturity in the aggregate amount equal to (a) the aggregate amount due the Selling Stockholders on the Maturity Date, less (b) the sum of the cash set forth in Section 4.1, above, and the face amount of the Five-Year Notes set forth in Section 4.2, above; provided however, that SCC shall have sixty (60) days after the Put Election Date in which to negotiate with the Selling Stockholders the issuance of shares of SCC common stock in lieu of the issuance of some or all of the Cash Availability Notes.

     The allocation of the foregoing cash, Five-Year Notes and Cash Availability Notes (and any shares of SCC common stock issued in lieu of the latter) among the Selling Stockholders shall be in accordance with such arrangement as they may unanimously agree upon. The acceptance by a Selling Stockholder of cash, a Five-Year Note, a Cash Availability Note and/or shares of SCC common stock in payment of his Zero Coupon Notes shall be conclusive evidence of such Selling Stockholder's acceptance of such allocation for all purposes. Failing unanimous agreement on the manner of allocation, SCC shall issue the cash, notes and/or shares in the ratio that each Selling Stockholder's Zero Coupon Notes bear to the aggregate face amount of all Zero Coupon Notes.

5. THE HARE ZERO COUPON NOTES. Hare agrees to amend the paragraphs of its Zero Coupon Note that precede the first numbered paragraph thereof to read as set forth in Exhibit D-2 in order to provide that on the Maturity Date (as defined therein) SCC shall have the option of making payment of the amount then due by paying and issuing to Hare the following (the "Alternate Hare Pay-Off Method:"):

     5.1 Cash equal to 57.5% of the amount due to Hare on the Maturity Date, subject to Section 7, below; and

     5.2 A Five-Year Note in the original principal amount equal to the amount due Hare on the Maturity Date less the cash paid pursuant to Section 5.1, above.

6. THE OTHER NOTES. The Other Noteholders hereby agree to amend their respective notes as set forth in Exhibit E to provide that the maturity date thereof shall be the Put Payment Date (the "Amended Maturity Date") and to surrender the same to the Company promptly after receiving written notice of the Put Election Date, and to accept as payment in full thereof the following (the "Alternate Other Note Pay-Off Method:")

     6.1 Cash in the aggregate amount equal to 50% of the amount due the Other Noteholders at the Amended Maturity Date, subject to Section 7, below; and

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     6.2  Five-Year Notes in the aggregate original principal amount equal to the balance of the amount due the Other Noteholders at the Amended Maturity Date not paid under Section 6.1, above.

     6.3 The Company shall provide prompt written notice to the Other Noteholders of the Put Election Date.

          The allocation of the foregoing cash and Five-Year Notes shall be in the ratio that the then outstanding principal and accrued interest of each such note at the date of issuance of the Five-Year Notes bears to the aggregate of such principal and accrued interest of all of the Other Notes.

7. PROPORTIONATE REDUCTION. Anything in this Agreement to the contrary notwithstanding, in the event that SCC is unable to make all of the cash payments required by Sections 2.1, 3.1, 4.1, 5.1 and 6.1, above, the amount of cash payable pursuant to each such section shall be reduced in the proportion that the cash payable under such section bears to the cash payable under all of such sections.

8.   MISCELLANEOUS.

     8.1 This Agreement, any attachments referred to herein and any other written agreement specifically described herein, set forth the full and complete understanding of the parties with respect to the matters herein or in such other written agreements--

          (a) shall not be amended except by written agreement of the parties signed by each of them;

          (b) shall be binding upon and inure to the benefit of the parties and their successors [personal representatives] and permitted assigns; and

          (c) shall be assignable by a party (other than SCC and SHH) only in connection with the instrument or instruments held by the assignor to which this Agreement relates.

     8.2 This Agreement and any amendment hereof may be executed in any number of counterparts, each of which may be executed by fewer than all of the parties hereto (provided that each party executes one or more counterparts), each of which counterparts shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute but one and the same instrument. This Agreement may be delivered by telecopier or other facsimile transmission with the same force and effect as if the same were a fully executed and delivered original manual counterpart.

     8.3 The words "hereof," "herein," "hereunder," "this Agreement" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not any particular provision of this Agreement and as this Agreement now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced. The words "include" "includes" "including" and words of similar import shall mean considered as part of a larger group and not limited to any one or more enumerated items.

     8.4 The captions of the paragraphs herein are for convenience only and shall not be used to construe or interpret this Agreement.

     8.5 The waiver of any term or condition hereof shall be in writing and signed by the party or parties to be bound thereby. Failure by a party to insist upon strict compliance with any term, covenant or condition, or to exercise any right, contained herein shall not be deemed a waiver of such term, covenant, condition or right; and no waiver or relinquishment of any term, covenant, condition or right at any one or more times shall be deemed a waiver or relinquishment thereof at any other time or times.

     8.6 Each provision of this Agreement shall be interpreted and enforced without the aid of any canon, custom or rule of law requiring or suggesting construction against the party drafting or causing the drafting of such provision.

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     8.7  No representation, affirmation of fact, course of prior dealings, promise or condition in connection herewith or usage of the trade not expressly incorporated herein shall be binding on the parties.

9. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or of any other jurisdiction) that would cause the application hereto of the laws of any jurisdiction other than the State of Delaware.

IN WITNESS WHEREOF, the parties that are corporations have caused this Agreement to be executed by their duly authorized representatives and parties who are individuals have personally executed this Agreement as of the Effective Date.

STERLING CONSTRUCTION COMPANY, INC.            STERLING HOUSTON HOLDINGS, INC.

By: /s/ John D. Abernathy                      By: /s/ Patrick T. Manning
    -------------------------------------          ---------------------------
    John D. Abernathy                              Patrick T. Manning
    Member, ad hoc Restructuring Committee         Chairman and Chief Executive
    of the Board of Directors                      Officer

SELLING STOCKHOLDERS:                          HARE & CO. A/C BANK OF NEW YORK
                                               BY: J O HAMBRO CAPITAL MANAGEMENT
    /s/ James D. Manning
----------------------------------------
James D. Manning

/s/ Patrick T. Manning                         By: /s/ R. G. Barrett
----------------------------------------           -----------------------------
Patrick T. Manning                                 Name: R. G. Barrett
                                                   Title: Director
    /s/ Joseph P. Harper, Sr.
----------------------------------------
Joseph P. Harper, Sr.

    /s/ Terry D. Williamson                      /s/ Maarten D. Hemsley
----------------------------------------       ---------------------------------
Terry D. Williamson                            Maarten D. Hemsley

    /s/ Anthony F. Colombo
----------------------------------------
Anthony F. Colombo

    /s/ Kevin J. Manning                         /s/ Robert M. Davies
----------------------------------------       ---------------------------------
Kevin J. Manning                               Robert M. Davies

    /s/ Joseph P. Harper, Jr.
----------------------------------------
Joseph P. Harper, Jr.

    /s/ Julie M. Crump
----------------------------------------
Julie M. Crump

    /s/ Brian R. Manning
----------------------------------------
Brian R. Manning

    /s/ Jeffrey Manning
----------------------------------------
Jeffrey Manning

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MANNING NOTEHOLDERS:

    /s/ James D. Manning
----------------------------------------
James D. Manning

    /s/ Joseph P. Harper, Sr.
----------------------------------------
Joseph P. Harper, Sr.

    /s/ Anthony F. Colombo
----------------------------------------
Anthony F. Colombo

      Exhibit List:

Exhibit A       Section 1.2(a) & (c) of the Transaction Agreement as amended

Exhibit B       Form of the Five Year Note

Exhibit C       Form of the Cash Availability Note

Exhibit D-1     Certain paragraphs of the Selling Stockholders' Zero Coupon
                Notes as amended

Exhibit D-2     Certain paragraphs of the Hare Zero Coupon Note as amended

Exhibit E       Certain language to be added to each of the Other Notes

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